UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐            Preliminary Proxy Statement

☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑            Definitive Proxy Statement

☐            Definitive Additional Materials

☐            Soliciting Material Pursuant to §240.14a -12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

March 23, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., which will be held at 10:00 a.m. Eastern Time, on Tuesday, May 9, 2017, at the offices of McCarthy Tetrault LLP, 1000 Rue de la Gauchetiere O., Suite 2500, Montreal, Quebec, H3B 4W5, Canada. Details of the business to be conducted at the Meeting is provided in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company’s 2016 Annual Report. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by internet, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

/s/ Horst G. Zerbe
Horst G. Zerbe
Chairman, President and Chief Executive Officer

INTELGENX TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2017

To the Shareholders of IntelGenx Technologies Corp.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., a Delaware corporation (“IntelGenx” or the “Company”), will be held at 10:00 a.m. Eastern Time on Tuesday, May 9, 2017, at the offices of McCarthy Tetrault LLP, 1000 Rue de la Gauchetiere O., Suite 2500, Montreal, Quebec, H3B 4W5, Canada for the following purposes:

1.           To elect seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2.            To ratify the appointment of Richter LLP as the Company's Independent Registered Public Accountants for the 2017 fiscal year; and

3.            To vote on executive compensation; and

4.            To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock that we are authorized to issue from 100,000,000 to 200,000,000; and

5.            To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on March 14, 2017 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

Dated: March 23, 2017

By Order of the Board of Directors,

/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary

PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN.

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

May 9, 2017

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IntelGenx Technologies Corp. (the “Company”) for use at the Company's Annual Meeting of Shareholders to be held on Tuesday, May 9, 2017, and at any adjournment thereof (the “Meeting”). Further, solicitation of proxies may be made personally, by post or telephone by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. Kilmer Lucas Inc., an investor relations advisor previously engaged by the Company will also assist the Company as part of the solicitation of proxies for the Meeting and such solicitation may be undertaken personally, by post or by telephone. Kilmer Lucas Inc. is currently receiving CA$10,000 per month for a term of 90 days for investor relations and strategic advisory services and will not receive any additional compensation for assisting in the proxy solicitation.

Only shareholders of record (each a “Shareholder” and collectively, the “Shareholders”) at the close of business on March 14, 2017 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 65,422,021 shares of the Company's common stock (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals (each a “Proposal” and collectively the “Proposals”) described herein. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present at the Meeting, approval of proposal 1, 2 and 3 presented herein require the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting. Approval of proposal 4 requires the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote thereon. Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, Philadelphia Stock Transfer, Inc., who will act as inspector of elections and who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against Proposals 1 and 2, but are considered a vote against Proposals 3 and 4.

The Board of Directors of the Company (the “Board”) has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote “FOR” each of the Proposals.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Fiscal Year”) including the audited financial statements set forth therein, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed or sent electronically concurrently herewith to all Shareholders of record at the close of business on March 14, 2017.

This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about March 28, 2017.

The date of this Proxy Statement is March 23, 2017.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Dr. Horst G. Zerbe, our President and Chief Executive Officer, has been designated as a proxy for the 2017 Annual Meeting of Shareholders.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2017 Annual Meeting of Shareholders is March 14, 2017. The record date is established by the Company as required by Delaware law and our By-laws. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 12 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)	Vote By Internet

All shareholders of record can vote by Internet as instructed on the proxy card.

(b)	In Writing:

All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(c)	In Person:

All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2018 Annual Meeting of Shareholders, shareholders may:

(a)	vote in favor of a specific nominee; or

(b)	withhold vote as to a specific nominee.

Directors will be elected by a plurality of the votes cast. Our Board recommends a vote “FOR” all of the nominees.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF RICHTER LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Richter LLP as our independent registered public accounting firm, shareholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” are a majority of the votes present at the meeting. The Board recommends a vote “FOR” this proposal.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING ON ADVISORY, NON-BINDING COMPENSATION FOR OUR EXECUTIVE OFFICERS, AND WHAT VOTE IS NEEDED TO APPROVE THE COMPENSATION SCHEME?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the voting power of the voting shares present at the meeting votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board recommends a vote “FOR” this proposal.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND WHAT VOTE IS NEEDED TO APPROVE THE AMENDMENT?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The amendment to our Certificate of Incorporation will be approved if a majority of the outstanding voting power entitled to vote on the amendment votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board strongly recommends a vote “FOR” this proposal.

10. WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned or submitted by e-mail will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of Richter LLP, FOR the compensation of executive officers and FOR the amendment to the Company’s Certificate of Incorporation.

11. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 14, 2017. Each share of our common stock is entitled to one (1) vote.

12. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent for the Proxy Service is Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230, Ardmore, PA 19003, Tel. 484-416-3124.

13. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' un-voted shares on “routine” matters. Generally, a broker may not vote a customer's un-voted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved. At the meeting, the election of directors, the advisory vote on executive compensation and the amendment to the Company’s Certificate of Incorporation are non-routine matters and the verification of the auditors is a routine matter.

14. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote for directors. In matters other than the elections of directors, abstentions and broker non-votes have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to shareholders.

15. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, one-third of our outstanding voting shares as of March 14, 2017 must be present or represented by proxy at the meeting. On this date, a total of 65,422,021 shares of our common stock were outstanding and entitled to vote. Shares representing one-third must be present. This is called a quorum.

Votes are counted as present at the meeting if the shareholder either:

(a)	Is present and votes in person at the meeting; or

(b)	Has properly voted by Internet or submitted a proxy card.

16. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the annual meeting and publish final results on a current report filed on Form 8-K within four business days of the end of the meeting.

17. UNDER WHAT CIRCUMSTANCES WOULD THE ANNUAL MEETING BE ADJOURNED?

The annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum.

Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the annual meeting.

18. WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2
Telephone: 514-331-7440
Facsimile: 514-331-0436
Email: ingrid@intelgenx.com
Attention: Ingrid Zerbe

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 9, 2017:
This proxy statement and the Annual Report
on Form 10-K for the fiscal year ended
December 31, 2016 are available at
www.pstvote.com/intelgenx2017

PROPOSAL 1

ELECTION OF DIRECTORS

General

Seven directors are to be elected to the Company’s Board of Directors at the Meeting to hold office until the next annual meeting or until their successors are elected. Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. The following schedule sets forth certain information concerning the nominees for election as directors. Each of the seven directors has been previously elected by our shareholders, except for Mr. Mark Nawacki, who was elected to our board in August of 2016.

In the event the nominees are unable or unwilling to serve as directors at the time of the Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced pursuant to an action by the Board of Directors in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past ten years. Such information has been furnished to the Company by the director nominees:

Name	Director since
Horst G. Zerbe, Ph.D.	2006
J. Bernard Boudreau	2006
Ian (John) Troup	2008
Bernd J. Melchers	2009
John Marinucci	2010
Clemens Mayr	2015
Mark Nawacki	2016

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of March 23, 2017 concerning the directors and officers. The biographies of each of the director nominees below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last ten years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company

Name	Age	Position	Position since
Horst G. Zerbe(3)	70	President and Chief Executive Officer,	April 2006 (except January to July 2014)
		Chairman of the Board	April 2006
Andre Godin	54	Executive Vice President and Chief Financial Officer	August 2015
John Durham(4)	62	Vice President, Manufacturing Operations	January 2015
Nadine Paiement(4)	40	Vice President, Research and Development	January 2016
		Director, Research and Development	June 2005
Dana Matzen(4)	39	Vice President, Business and Corporate Development	March 2016
J. Bernard Boudreau(2) (3)	72	Director Vice Chairman of the Board	June 2006 March 2014
Ian (John) Troup(2) (1)	74	Director	May 2008
Bernd J. Melchers(1)	65	Director	April 2009
John Marinucci(1) (2) (3)	60	Director	August 2010
Clemens Mayr(2)	48	Director	August 2015
Mark Nawacki	48	Director	August 2016
Ingrid Zerbe(5)	62	Corporate Secretary	April 2006

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Corporate Governance and Nomination Committee
(4)	VP of Canadian subsidiary IntelGenx Corp.
(5)	Director of Canadian subsidiary IntelGenx Corp.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe (70) is the founder of IntelGenx Corp. and has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. Dr. Zerbe retired from his positions as President and Chief Executive Officer on January 1, 2014, and at the request of the Board was reappointed as President and CEO effective July 15, 2014.

Dr. Zerbe has more than 35 years’ experience in the pharmaceutical industry. He started his career At Schwarz Pharma and subsequently at 3M Pharmaceuticals in Germany. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he served as Vice President of R&D and Technology Transfer at LTS Lohmann Therapy Systems in West Caldwell, NJ. During his assignments at 3M and LTS, he gained considerable experience in the technology transfer and commercial manufacturing of transdermal as well as oral film products. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company’s own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary.

In nominating Dr. Zerbe to serve as a director, the Board considered both Dr. Zerbe’s length and breadth of industry-specific technical and business experience, and his role as founder and Chief Executive Officer of our IntelGenx Corp. Dr. Zerbe was responsible for developing the vision for our company and identifying many of our current partner relationships. The Board continues to believe that his experience is a strong asset as our company encounters challenges similar to those Dr. Zerbe has been involved with at ours and other companies.

Andre Godin, CPA, CA.

Mr. Godin (54) has been our Executive Vice President and Chief Financial Officer since August 2015. Mr. Godin has more than 25 years’ experience in the Biotech/Pharma industry. Most recently, from April 2014 to April 2015, he served as Interim CEO and CFO of Neptune Technologies and Bioresources Inc. and both of its subsidiaries Acasti and NeuroBioPharm. He started with Neptune in April of 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, Mr. Godin was President of a dietary supplement corporation and a corporate controller for a pharmaceutical corporation in OTC products. Mr. Godin holds a Bachelor of Business Administration degree from the University of Quebec in Montreal.

John Durham B.Sc.,

Mr. Durham (62) has been Vice President, Manufacturing Operations of IntelGenx Corp. since January 2015. Prior to his appointment, from September 2013, he was engaged at IntelGenx as a consultant where he was primarily involved in the planning and design of the upgrade and expansion of R&D capacity and the construction of manufacturing capability. Mr. Durham’s consulting engagement was based on an agreement between IntelGenx and Borealis Consulting Inc, a Consulting Company founded by Mr. Durham in 2007.

Mr. Durham held executive leadership positions with several multinational and domestic pharmaceutical manufacturing operations. He has an extensive background in pharmaceutical operations and quality management, together with a strong record of achievement in a regulated business environment. From November 2011 to September 2013 Mr. Durham was Chief Operating Officer with Pharmetics, a leading private label manufacturer in Montreal. From May 2009, to July 2011, he was Vice President, Technical Operations with Labopharm, a pharmaceutical company in Montreal. From September 2007, to April 2009, Mr. Durham was Vice President, Business Development with PharmEng, a Canadian contract manufacturing company. From May 2003, to July 2007, he was President of Draxis Pharma, a leading contract manufacturing company in Canada, and a division of Draxis Health, which was trading on the TSX. He was also Vice President and General Manager, from March 1997 until April 2003, with Banner Pharmacaps Canada, a contract manufacturer of soft gelatine capsules. In addition, Mr. Durham also held positions in operations management with Novartis from 1994 to 1997 and in quality and operations management with Johnson and Johnson from 1983 to 1994.

Nadine Paiement, M.Sc

Ms. Paiement (40) is Vice President, Research and Development at IntelGenx Corp. since January 2016. Nadine Paiement has over 10 years of experience in pharmaceutical research and development. She has been with IntelGenx since June of 2005, where she grew into different positions including her most recent position as Senior Director, Research and Development. Prior to joining IntelGenx, from 1999 to 2005 Ms. Paiement worked as Formulation Scientist for Smartrix Technologies.

Nadine Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, Montreal, Quebec and is co-inventor of IntelGenx's Tri-Layer technology.

Dana Matzen, Ph.D.

Dr. Matzen (39) is Vice President, Research & Development at IntelGenx Corp. since March 2016. Most recently, from May 2010 to March 2016, Dr. Matzen was Director, Business Development at Paladin Labs, an Endo International company, based in Montreal, Canada. During her time at Paladin, Dr. Matzen was responsible for in-licensing business opportunities for Canada, Africa and Latin America. In addition, Dr. Matzen was in charge for overseeing strategic initiatives for Paladin’s international out-licensing business including alliance management of over 15 existing partners worldwide. More recently, Dr. Matzen joined the Marketing Team and led the successful launch of Iclusig in Canada.

Prior to joining Paladin, from September 2008 to May 2010, Dr. Matzen was Life Science Specialist at L.E.K. Consulting in London, UK and Los Angeles, U.S. From October 2006 to August 2008, Dr. Matzen was a Postdoctoral Scholar at UCSF focusing on cellular and molecular pharmacology. Dr. Matzen has published several peer-reviewed articles that have been referenced in over 100 publications and was awarded with the Genentech Foundation Postdoctoral Fellowship for outstanding research.

Dr. Matzen holds a Ph. D in Microbiology and Genetics from the University of Vienna (Max F. Perutz Laboratories) and her Masters in Nutritional Economics from the University Kiel, Germany.

J. Bernard Boudreau, QC, PC

Mr. Boudreau (72) has been a director of IntelGenx Technologies Corp. since June 2006 and Vice-Chairman of the Board since March 4, 2014. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. From 2010 to 2013 he served on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, which was also previously one of our manufacturing partners. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

In deciding to nominate Mr. Boudreau, our Board considered his service as a director for a number of public and private companies and his broad experience with governance issues facing public companies. The Board also believes his extensive business and legal experience both inside and outside of our industry help him bring technical and non-technical perspectives when handling matters arising before the Board.

Ian (John) Troup, B.Sc.

Mr. Troup (74) has been a director of IntelGenx Technologies Corp. since May 2008. From April 2008 to February 2010, Mr. Troup was a Director of Vital Medix, an early stage drug development company. In July 2007, he was appointed to the Board of Medisyn Technologies Inc., a privately held "in silica" drug discovery and development company. From September 1995 until his retirement in December 2003, Mr. Troup was President and Chief Operating Officer of Upsher-Smith Laboratories, a privately held pharmaceutical company. Prior to this, he served as President of Schwarz Pharma in the UK for seven years, followed by serving as President of Schwarz Pharma USA in Minnesota for an additional nine years.

Born and educated in Scotland, Mr. Troup has worked in the pharmaceutical industry for over 35 years. Originally an industrial chemist, he held executive positions in sales and marketing for several leading companies. His experience includes new product development and launch, M&A and strategic planning.

In deciding to nominate Mr. Troup, the Board considered his track record and knowledge of our industry, as demonstrated by his leadership positions in the companies where he was employed, as well as his service as a director on various boards. The Board also believes his experience with new product launch and strategic planning are of particular value to a company in our stage of development.

Bernd J. Melchers, B.A.

Mr. Melchers (65) has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. Prior to this he served, from July 1995 to December 2000, as the Controller at the European Business Center of 3M Medical Markets Europe in Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

In deciding to nominate Mr. Melchers, the Board considered his 30-years experience within the pharmaceutical and health care industry, together with his extensive hands-on international experience in corporate financial management. The Board also considered his extensive operational and financial expertise, as well as his track record and achievements in global financial management positons of pharmaceutical, medical and specialty chemical businesses.

John Marinucci, C.A., C.P.A., ICD.D, HRCCC

Mr. Marinucci (60) has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009, Mr. Marinucci was President and Chief Executive Officer at New Flyer Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. He is the past Chair of CWB group and of Mohawk College. Currently, Mr. Marinucci serves on the Board of Directors of New Flyer, Seaport Intermodal Inc. and the CWA Foundation and is also an active board member of Pillar5 Pharma, a privately owned Canadian Company and our previous manufacturing partner. Furthermore, he is the Founder, Chairman and Trustee of the Marinucci Family Foundation. Mr. Marinucci is a chartered accountant and a member of the Institute of Corporate Directors.

In deciding to nominate Mr. Marinucci, the Board considered his extensive Executive Management and Board level experience in other organizations, together with his experience of leading TSX-Listed publicly traded companies.

Clemens Mayr

Mr. Mayr (48) has been a Director of IntelGenx Technologies Corp. since August 2015.

Since 2006, Clemens Mayr is a partner of McCarthy Tétrault LLP, a leading Canadian law firm. Prior thereto, he was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer at this firm from 1997 to 1999. His practice focusses on M&A and capital markets, both domestic and cross-border. In the course of his practice he has advised corporations and boards in numerous industries, including in particular life-sciences and technology. He currently also serves on the Board of Directors of the Institute of Corporate Directors (Quebec Chapter).

Mr. Mayr was born in Innsbruck, Austria. He received his LLB from the Universite de Montreal in 1990 and was called to the Quebec bar in 1991.

Since February 2017, McCarthy Tetrault LLP has been acting as the Company’s Canadian legal counsel.

In deciding to nominate Mr. Mayr, the Board considered his strong background and experience in M&A, capital markets and corporate governance. Mr. Mayr is uniquely qualified to provide guidance to the Company’s executive management in the execution of its growth strategy.

Mark Nawacki

Mr. Nawacki (48) has been a Director of IntelGenx Technologies Corp. since August 2016. Prior to his appointment, from February to July 2016, Mr. Nawacki was a member of the Scientific Advisory Board of IntelGenx Corp, which provides advice to the company’s management team. Since February 2015, Mark Nawacki is the President and CEO of Searchlight Pharma Inc., a Canadian-based private specialty pharmaceutical company focused on the acquisition and commercialization of innovative and unique healthcare and pharmaceutical products. Prior to joining Searchlight Pharma, from September 2003 to September 2014, Mr. Nawacki served as Executive Vice President, Business and Corporate Development of Paladin Labs, where he spent over 11 years building out the Company’s commercial and geographic footprint. Over the course of his 11-year tenure at Paladin, Mr. Nawacki helped shape the therapeutic focus of Paladin’s Canadian business via licensing and acquisitions, and built Paladin’s international expansion and emerging markets strategy.

Mark holds a BA in International Relations and Russian and East European Studies from the University of Toronto (Trinity), MBA also from the University of Toronto, and is a Canadian-designated CPA. He is a past member of the Board of Trustees of the Licensing Executive Society (USA & Canada) and is a former President and Board Member of the Canadian Healthcare Licensing Association. He also currently serves on the Board of Kane Biotech Inc., a Canadian Company publicly traded on the TSX-Venture, the Montreal Bach Festival and The Sacred Heart School of Montreal.

In deciding to nominate Mr. Nawacki, the Board considered his scientific expertise and experience in executive management and board level positions.

Ingrid Zerbe

Mrs. Zerbe (62) is our Corporate Secretary since 2006. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the President of IntelGenx Corp, from its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Mrs. Zerbe holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

Mrs. Zerbe is married to Dr. Horst G. Zerbe, who is our President, Chief Executive Officer and Chairman of the Board.

CORPORATE GOVERNANCE

Board Leadership Structure

The Company’s Board is responsible for overseeing the business and affairs of the Company. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular quarterly and special meetings of the Board and its committees.

The Charter of the Board is posted on our website at http://www.intelgenx.com.

The Board is currently comprised of Dr. Horst G. Zerbe, who serves as our Chairman and six directors, four of which are independent. Dr. Zerbe is also our President and Chief Executive Officer. We believe, because of the size of our Company, that the Company, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Dr. Zerbe is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with partners, customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day-to-day operations, Dr. Zerbe is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, partners, customers, employees and other stakeholders with a unified, single voice.

In 2014 the Board created the position of Vice Chairman, who serves as the independent Lead Director. The role of Lead Director is to facilitate the functioning of the Board, to help ensure that appropriate processes are followed, to assist in fostering and seeking input of independent directors, and to ensure independent director participation in all Board decisions.

The Lead Director ensures that the Board’s relationship with management functions effectively and furthers the best interest of the Corporation, including working with the committees appointed by the Board to ensure they have the proper structure and appropriate assignments. The Lead Director also regularly communicates with the Chairman and Chief Executive Officer so that he is aware of any concern of the independent directors and any concerns communicated by our shareholders. The role and responsibilities of the Lead Director are in addition to and distinct from the role of the chair of each of the committees of the Board.

The mandate of the Vice Chair (Lead Director) is posted on our website at http://www.intelgenx.com.

Independence of Members of the Board of Directors

The Board has determined that four of our directors, J. Bernard Boudreau, Ian Troup, Bernd Melchers, and John Marinucci are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, LLC (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Meetings of the Board of Directors

The Company's Board held four regular meetings and various Special Meetings during our 2016 Fiscal Year. All our directors attended 100% of the board meetings and of the committee meetings on which they served, except for Mr. Troup who was unable to attend 50% of the regular scheduled meetings for medical reasons but attended the Q2 and Q4 scheduled meetings as well as special board meetings.

The Company encourages the members of the board to attend the Annual General Meeting to be available to answer shareholder’s questions. All of our directors attended the last Annual Meeting in May 2016.

Compensation of the Board of Directors

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2016 Fiscal Year, our Directors of the Board (except for the CEO) received an annual stipend of $27,158 (CA$36,000), the Vice-Chairman of the Board received an additional annual stipend of $10,939 (CA$14,500), and each chairman of a Board Committee received $5,658 (CA$7,500). Director fees are paid in quarterly installments at the beginning of each quarter.

In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director’s duties. A daily (per 8 hours) per diem rate of $754 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During fiscal year 2016, no funds were submitted or paid under the new policy.

Effective January 2017, Director’s compensation will be paid in U.S. Dollars in lieu of Canadian dollars. The amounts will remain the same.

Furthermore, effective January 2015, the non-employee Directors of the Board receive 50,000 options to purchase common stock which will be granted annually to each non-employee director at the beginning of the fiscal year.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nomination Committee. Furthermore, in August 2016, we implemented an ad-hoc-Succession Committee.

Audit Committee. Our Audit Committee is comprised of independent members of our Board and is currently composed of Bernd Melchers, John Marinucci and Ian Troup. Clemens Mayr was a member of the committee during fiscal year 2016 until February of 2017. Ian Troup has newly been appointed as member of the committee in March 2017. The Audit Committee held four meetings during our 2016 Fiscal Year.

Our Audit Committee assists our Board in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is Mr. Bernd Melchers. Our Audit Committee’s responsibilities include, among others (i) recommending to the Board the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor.

We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with Richter LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Mr. Bernd Melchers and Mr. John Marinucci are audit committee financial experts under the rules of the SEC. Mr. Melchers and Mr. Marinucci are “independent directors” as defined in the Nasdaq Stock Market, Inc. Marketplace Rules and meet the independence and experience requirements of the SEC.

Compensation Committee. Our Compensation Committee is comprised of a majority of independent members of our Board and currently consists of the Chairman of the Compensation Committee, John Marinucci, J. Bernard Boudreau, Ian Troup and Clemens Mayr. The Compensation Committee held four meetings in 2016 and met during the first quarter of 2017 to review and discuss fiscal year 2016 executive officers performances and discuss director’s and officer’s compensation for fiscal year 2017.

Our Compensation Committee reviews and makes recommendations to our Board concerning the compensation of our directors and executive officers which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Office, the Executive Vice President and Chief Financial Officer, the Vice President, Manufacturing Operations, Vice President of Business and Corporate Development and the Vice President of Research and Development of our Company and its subsidiary.

We have adopted, along with our Compensation Committee, a written charter of the Compensation Committee setting out the mandate and responsibilities of the Compensation Committee which provides that the Compensation Committee convene no less than three times per year.

The Compensation Committee Charter is posted on our website at http://www.intelgenx.com.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of John Marinucci, J. Bernard Boudreau, Ian Troup and Clemens Mayr. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Corporate Governance and Nomination Committee (CG&N). Our Corporate Governance and Nomination Committee is comprised of members of our Board and currently consists of the Chairman of the CG&N Committee, J. Bernard Boudreau, John Marinucci and Horst G. Zerbe. The CG&N Committee was implemented in August 2015 and held two meeting in 2016.

The CG&N Committee is responsible for performing the duties set out in his Charter to enable the Board to discharge its responsibilities and obligations with respect to identifying and recommending candidates for election to the Board and all committees of the Board. Furthermore, the CG&N Committee is responsible for developing an effective corporate governance system for IntelGenx Technologies Corp., and for reviewing and assessing on an ongoing basis our corporate governance and public disclosure.

In considering a potential candidate, the CG&N Committee considers both the qualities and skills that the Board, considered in its entirety, currently possesses and that the Board should possess. Based on the skills and experiences already represented on the Board, the CG&N Committee will consider the experience, personal attributes and qualities that a candidate should possess in light of the anticipated growth and development of the Corporation. The CG&N Committee recognizes the benefits of promoting diversity at the Board level. Diverse perspectives linked in common purpose contribute to innovation and growth of the Corporation. In considering candidates and selecting nominees for the Board, diversity, including gender diversity, is an important factor considered by the CG&N Committee. In assessing a candidate’s suitability, the CG&N Committee also takes into consideration the existing commitments of the individual to ensure that each member has sufficient time to discharge such member’s duties.

Notwithstanding the fact that the CG&N Committee is charged with the responsibility of identifying potential new Board members, all members of the Board are eligible to put forth candidates for the CGNC Committee to consider. Additionally, the Board may engage recruiting firms to assist with identifying qualified candidates. Once candidates have been approved by the CG&N Committee and their interest level gauged, the entire Board discusses, both formally and informally, the suitability of a particular candidate.

Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

We have adopted, along with our GC&N Committee, a written charter of the GC&N Committee setting out the mandate and responsibilities of the GC&N Committee which provides that the Committee convene as frequently as it determines necessary but not less frequently than twice each year.

The Corporate Governance and Nomination Committee Charter is posted on our website at http://www.intelgenx.com.

Ad-hoc Succession Committee Our ad-hoc Succession Committee is comprised of members of our Board and currently consists of the Vice Chairman of the Board, J. Bernard Boudreau, Clemens Mayr and Horst G. Zerbe. The ad-hoc Succession Committee was implemented in August 2016 with the objective to establish the framework for the search of the planned and/or unplanned, interim or permanent successor of our current CEO and President. The committee had met on several occasions to create an Interim CEO Replacement Plan. The Board adopted the plan in November of 2016, which provides directions for the temporary succession of the CEO in the event of his planned or potentially unplanned departure or leave of absence. The decision on a CEO successor will be made at some appropriate future date by the full Board

Board’s Role in Risk Oversight

Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board’s attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board’s risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to the Board and its committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. During regular Audit Committee meetings, committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit Committee also meets with and provides instruction to the independent auditors outside the presence of management. These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

The Compensation Committee oversees the company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices.

Executive Compensation

The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary. The Compensation Committee and the Board will review base salaries for the Company's executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. The cash bonus is paid on the base of individual and corporate performance.

Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's Stock Option Plan, the Board or the Compensation Committee may authorize the grant of options to purchase common stock of the Company to key employees of the Company. The options generally vest in increments over a period of two years established at the time of grant.

Involvement in Certain Legal Proceedings

None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K, other than Mr. Boudreau who was formerly the Vice President of Pharmeng International Inc. from 2005 to 2008, which since filed for bankruptcy on April 14, 2009. He was also a Director of Pharmeng until April 13, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2016, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Communications with the Board

Any record or beneficial owner of the Company's common stock who wishes to communicate with the Board should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated.

Any record or beneficial owner of the Company's common stock who has concerns about the Company's accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee.

Written communications should be addressed to IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec H4S 1Y2, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, certain executive officers, including our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus($)	Option Awards(2) ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
Horst G. Zerbe, President and CEO	2016	205,574	80,174(4)	NIL	NIL	285,748
	2015	205,301	76,988	NIL	NIL	282,289
Andre Godin EVP and CFO	2016	190,109	57,033(4)	NIL	NIL	247,142
	2015	61,365	19,553	119,520(1)	3,813(3)	204,251
John Durham Manufacturing	2016	147,108	33,099(4)	NIL	NIL	180,207
	2015	144,689	32,555	23,733 (1)	NIL	200,977
Nadine Paiement VP Research and Development	2016	96,658	22,183 (4)	10,668 (1)	NIL	129,506
	2015	NIL(5)	NIL	NIL	NIL	NIL
Dana Matzen, VP Corporate & Business Development	2016	77,435 (6)	17,558(4)	67,312 (1)	NIL	162,305
	2015	NIL	NIL	NIL	NIL	NIL

Footnotes:

(1)

In April 2015 Mr. Durham received options to purchase 100,000 shares of common stock. In August 2015, Mr. Godin received options to purchase 600,000 shares of common Stock. In January 2016 Ms. Paiement received options to purchase 75,000 shares of common stock. In September 2016 Ms. Matzen received options to purchase 200,000 shares of common stock.

(2)

The amounts in this column represent the grant date fair value of stock option grants in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The value of 100,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk- free rate of return of 0.87%, dividend rate of 0%, volatility rate of 62% and an average term of 3.13 years. An Adjustment of 10% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability. The value of 600,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 1.09%, dividend rate of 0%, volatility rate of 63% and an average term of 3.13 years. An Adjustment of 20% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability. The value of 75,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk- free rate of return of 1.11%, dividend rate of 0%, volatility rate of 63% and an average term of 3.13 years. An Adjustment of 20% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability. The value of 200,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 1.3%, dividend rate of 0%, volatility rate of 65% and an average term of 5.63 years. An Adjustment of 20% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability.

(3)

Mr. Godin received compensation as Executive Vice President and CFO from August 24 to December 31, 2015. Prior to his employment from June to August 2015 he received consulting fees of $3,813 for services provided during this period.

(4)	Bonuses paid out in the first quarter of 2017
(5)

Ms. Paiement received compensation as Vice President Research and Development from January to December 2016. Prior to her appointment she was holding the position as Senior Director, Research and Development at IntelGenx Corp.

(6)	Ms. Matzen, received compensation as Vice President of Business and Corporate Development of IntelGenx Corp. from March 2016 to October 2016, when Ms. Matzen went on maternity leave.

Compensation Discussion and Analysis

Employment Agreements

Horst G. Zerbe. Effective July 15, 2014, we entered into a new employment agreement with Dr. Zerbe, our President and Chief Executive Officer (the “Zerbe Agreement”). The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CA$250,000 per year; and (2) an annual bonus of up to 50% of base salary based upon the achievement of specific performance targets established between Dr. Zerbe and the Board.

Pursuant to the Zerbe Agreement, if Dr. Zerbe is terminated by the Company for Cause (as defined in the Zerbe Agreement), Dr. Zerbe is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Zerbe without Cause, Dr. Zerbe is entitled to all accrued payments, and Termination Benefits (as defined in the Zerbe Agreement) for an 18 month period (the “Zerbe Severance Period”), which shall include, (i) a lump sum payment of base salary for the Zerbe Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a monthly automobile allowance up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits (iii) payment of a bonus up to the date of termination of employment, and (iv) any stock options that are unvested shall immediately vest. All such payment must be made by the Company within ten days of the date of termination by the Company.

If the employment is terminated by Dr. Zerbe within 6 months following a Change in Control (as defined in the Zerbe Agreement), then Dr. Zerbe shall receive similar benefits as if he had been terminated without Cause. If Dr. Zerbe voluntarily terminates the Zerbe Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Zerbe Agreement except for the payment of accrued salary, expenses and benefits.

Following his retirement as President and Chief Executive Officer, effective January 1, 2014 and terminated on July 14, 2014, Dr. Horst Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of CA$58,750 (US$53,004), which was paid in equal installments, less deductions and withholdings required by law, before July 15, 2014, and continued to receive all employment benefits for which Dr. Zerbe was eligible as President and CEO for the duration of this appointment.

In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$42,969 (US$38,767) for fiscal year 2014, to be paid to Dr. Zerbe in Q1 2015. Dr. Zerbe’s salary was also increased to CA$262,500 effective January 1, 2015.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$98,438 (US$76,988) for fiscal year 2015, to be paid to Dr. Zerbe in Q1 2016. Dr. Zerbe’s salary was also increased to CA$272,500 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$106,275 (US$80,174) for fiscal year 2016, to be paid to Dr. Zerbe in Q1 2017. Dr. Zerbe’s salary was also increased to CA$286,125 effective January 1, 2017.

Andre Godin. Effective August 24, 2015, we entered into an employment agreement with Mr. Godin, our Executive Vice President and Chief Financial Officer (the “Godin Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Godin is entitled to receive: (1) a minimum base salary of CA$240,000 per year; and (2) an annual bonus of up to 40% of base salary based upon the achievement of certain performance targets.

Pursuant to the Godin Agreement, if Mr. Godin is terminated by the Company for Cause (as defined in the Godin Agreement), Mr. Godin is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Godin without Cause, Mr. Godin is entitled to all accrued payments, and Termination Benefits (as defined in the Godin Agreement) for an 12 month period (the “Godin Severance Period”), which shall include, (i) a lump sum payment of base salary for the Godin Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Godin Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Godin within 6 months following a Change in Control (as defined in the Godin Agreement), then Mr. Godin shall receive similar benefits as if he had been terminated without Cause. If Mr. Godin voluntarily terminates the Godin Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Godin Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$25,001 (US$19,553) prorated for fiscal year 2015, to be paid to Mr. Godin in Q1 2016. Mr. Godin’s salary was also increased to CA$252,000 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$75,600 (US$57,033) for fiscal year 2016, to be paid to Mr. Godin in Q1 2017. Mr. Godin’s salary was also increased to CA$264,600 effective January 1, 2017.

John Durham. Effective January 1, 2015, IntelGenx Corp., a wholly owned subsidiary of the Company entered into an employment agreement with Mr. Durham, our Vice President, Manufacturing Operations (the “Durham Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Durham is entitled to receive: (1) a minimum base salary of CA$185,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Durham Agreement, if Mr. Durham is terminated by the Company for Cause (as defined in the Durham Agreement), Mr. Durham is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Durham without Cause, Mr. Durham is entitled to all accrued payments, and Termination Benefits (as defined in the Durham Agreement) for an 12 month period (the “Durham Severance Period”), which shall include, (i) a lump sum payment of base salary for the Durham Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Durham Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Durham within 6 months following a Change in Control (as defined in the Durham Agreement), then Mr. Durham shall receive similar benefits as if he had been terminated without Cause. If Mr. Durham voluntarily terminates the Durham Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Durham Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$41,625 (US$32,555) for fiscal year 2015, to be paid to Mr. Durham in Q1 2016. Mr. Durham’s salary was also increased to CA$195,000 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$43,875 (US$33,099) for fiscal year 2016, to be paid to Mr. Durham in Q1 2017. Mr. Durham’s salary was also increased to CA$204,750 effective January 1, 2017.

Nadine Paiement. Effective January 18, 2016, IntelGenx Corp., a wholly owned subsidiary of the Company entered into an employment agreement with Ms. Paiement, our Vice President, Research and Development (the “Paiement Agreement”). The agreement is for an indefinite period of time. Under the agreement, Ms. Paiement is entitled to receive: (1) a minimum base salary of CA$125,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Paiement Agreement, if Ms. Paiement is terminated for any reason other than for Cause (as defined in the Agreement), then she shall (i) receive a lump sum payment of the base salary that would have been payable for a 12 month period (the “Severance Period”), (ii) be entitled to continued participation in employee benefit plans ending on the earlier of the end of the Severance Period and receipt of equivalent plans of a subsequent employer, and (iii) receive payment of any accrued bonus. In addition, all unvested stock options shall vest immediately (collectively the “Termination Benefits”). On the occurrence of a Change in Control (as defined in the Agreement), Ms. Paiement may terminate the Agreement within a period of six months and the Company shall be required to provide her with the Termination Benefits. The Agreements contain non-competition and non-solicitation provisions for a period of twelve months on termination of the Agreements for whatever reason whether voluntary or involuntary.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$29,405 (US$22,183) for fiscal year 2016, to be paid to Ms. Paiement in Q1 2017. Ms. Paiement’s salary was also increased to CA$150,000 effective January 1, 2017.

Dana Matzen. Effective March 14, 2016 IntelGenx Corp., a wholly owned subsidiary of the Company entered into an Agreement with Dana Matzen, our Vice President, Business Development (the “Matzen Agreement”). The agreement is for an indefinite period of time. Under the Agreement, Dr. Matzen is entitled to receive (1) a minimum base salary of CAN$175,000 per year which will automatically increase to CA$210,000 after six months and (2) an annual bonus of up to 30% of her base salary for meeting certain performance targets.

Pursuant to the Matzen Agreement, if Dr. Matzen is terminated by the Company for Cause (as defined in the Matzen Agreement), Dr. Matzen is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Matzen without Cause, Dr. Matzen is entitled to all accrued payments, and Termination Benefits (as defined in the Matzen Agreement) for an 12 month period (the “Matzen Severance Period”) which shall include, (i) a lump sum payment of base salary for the Matzen Severance Period plus the average of the three (3) last years’ bonuses that would have been payable during the Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Matzen Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Dr. Matzen within 6 months following a Change in Control (as defined in the Matzen Agreement), then Dr. Matzen shall receive similar benefits as if she had been terminated without Cause. If Dr. Matzen voluntarily terminates the Matzen Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Matzen Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$23,274 (US$17,558) prorated for fiscal year 2016, to be paid to Dr. Matzen in Q1 2017.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2016, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	25,000(2) 30,000(1)	NIL NIL	NIL NIL	0.53 0.60	Dec. 8, 2019 Dec. 4, 2017
Andre Godin	300,000(3)	300,000(3)	NIL	0.58	July 20, 2020
John Durham	75,000(4)	25,000(4)	NIL	0.62	April 2, 2020
Nadine Paiement	20,000(5) 18,750(6)	NIL 56,250(6)	NIL NIL	0.51 0.41	June 12, 2017 Jan. 18, 2021
Dana Matzen	NIL	200,000(7)	NIL	0.73	Sep. 14,2026

Footnotes:

(1) On December 4, 2012, the Board approved the grant of 30,000 options to purchase common stock to Dr. Horst G. Zerbe. The options vest over two years, all of which are exercisable as of year-end 2016.
(2) On December 8, 2014, the Board approved the grant of 25,000 options to purchase common stock to Dr. Horst G. Zerbe. The options vest over two years, all of which are exercisable as of year-end 2016.
(3) On July 20, 2015, the Board approved the grant of 600,000 options to purchase common stock to Mr. Andre Godin. The options vest over two years, 300,000 of which were exercisable as of year-end 2016. (4) On April 2, 2015, the Board approved the grant of 100,000 options to purchase common stock to Mr. John Durham. The options vest over two years, 75,000 of which are exercisable as of year-end 2016.
(5) On June 13, 2012, the Board approved the grant of 20,000 options to purchase common stock to Ms. Nadine Paiement, who was our Director of R&D at the time of the grant. The options vest over two years, all of which were exercisable as of year-end 2016.
(6) On January 19, 2016, the Board approved the grant of 75,000 options to purchase common stock to Ms. Nadine Paiement. The options vest over two years, 18,750 of which were exercisable as of year-end 2016.
(7) On September 15, 2016, the Board approved the grant of 200,000 options to purchase common stock to Dr. Dana Matzen. The options vest over two years, none of which were exercisable as of year-end 2016.

Director Compensation

The following table sets forth compensation paid to each named Director during the year end December 31, 2016.

In addition, Directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the Board or any committee of the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Horst G. Zerbe(3)	NIL	NIL	Nil	NIL	NIL	NIL	NIL
J. Bernard (2)(3) Boudreau	43,755 (3)	NIL	6,692	NIL	NIL	NIL	50,447
John (Ian) Troup(2)	27,158(3)	NIL	6,692	NIL	NIL	NIL	33,850
Bernd J. Melchers (1)	32,816(3)	NIL	6,692	NIL	NIL	NIL	39,508
John Marinucci(1)(2)(3)	32,816(3)	NIL	6,692	NIL	NIL	NIL	39,508
Clemens Mayr(1)(2)(4)	27,158	NIL	6,692	NIL	NIL	NIL	33,850
Mark Nawacki	10,184(5)	NIL	25,242	NIL	NIL	13,579(5)	49,005

Footnotes:

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	CG&N Committee
(4)	Mr. Mayr was a member of the Audit Committee during fiscal year 2016.
(5)

Mr. Nawacki received director fees commencing August 2016. Prior to his appointment, from February 2016 to July 2016, Mr. Nawacki received compensation as a member of the Scientific Advisory Board of IntelGenx Corp.

Effective April 1, 2015, our Directors of the Board (except for the CEO) received an annual stipend of CA$36,000, the Vice-Chairman of the Board received an additional stipend of CA$14,500 and each Chairman of a Board committee received additional CA$7,500. Director fees are paid in quarterly installments at the beginning of each quarter. The cash amounts represent the equivalent U.S. Dollar value measured at the appropriate year end exchange rate used in the financial statements or the actual U.S. Dollar amounts paid at the time of payment. Effective January 2017, the previous currency of Canadian Dollar for Director’s compensation changed to U.S. Dollar. The amounts will remain the same.

In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director’s duties. A daily (per 8 hours) per diem rate of $754 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. No funds were submitted or paid under the new policy during fiscal year 2016.

Furthermore, effective January 2015, the non-employee Directors of the Board receive 50,000 options to purchase common stock which will be granted annually to each non-employee director at the beginning of the fiscal year.

At December 31, 2016 Mr. Boudreau, Mr. Troup, Mr. Melchers, Mr. Marinucci, Mr. Mayr and Mr. Nawacki held 160,000, 200,000, 125,000, 100,000, 87,500 and NIL vested options to purchase common stock respectively.

Directors’ and Officers’ Liability Insurance

During 2016, we carried Directors’ and Officers’ liability insurance at an approximate annual cost of $38,113 for an insured amount of $5 million.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2016.

Respectively submitted,

John Marinucci (Chairman)
J. Bernard Boudreau
John (Ian) Troup
Clemens Mayr

Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our Board. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Prior to his appointment as Director of IntelGenx Technologies Corp., from February 2016 to July 2016, Mr. Nawacki served as a member of the Scientific Advisory Board of IntelGenx Corp. In his capacity as consultant on the Advisory Board, Mr. Nawacki received a total compensation of $3,579 during this time. Mr. Nawacki received director fees commencing August 2016.

Family Relationships

Horst G. Zerbe and Ingrid Zerbe are husband and wife.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding common stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 65,422,021 shares of common stock outstanding as of March 23, 2017. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec, H4S 1Y2.

Name and Address Of Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Horst G. Zerbe(1)	4,642,743.5(1)	7.10%
Ingrid Zerbe(2)	5,456,356.5(2)	8.34%
Bernard J. Boudreau (3)	350,000 (3)	*
Ian Troup(4)	250,000 (4)	*
Bernd Melchers(5)	295,000 (5)	*
John Marinucci(6)	225,000 (6)	*
John Durham(7)	113,000 (7)	*
Andre Godin(8)	534,500 (8)	*
Clemens Mayr(9)	156,250 (9)	*
Nadine Paiement(10)	107,500 (10)	*
Dana Matzen(11)	50,000 (11)	*
Mark Nawacki(12)	68,750 (12)	*
All directors and officers as a group (12 persons)	12,249,100	18.72%

* Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst G. Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. On July 28, 2011 Horst Zerbe exchanged 470,964 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013, Horst Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Horst Zerbe sold 60,000 and 36,900 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote the remaining 4,238,679.5 shares of common stock which are currently held in trust on behalf of Horst Zerbe. All of the 4,362,743.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of common stock resulting from the exercise of 225,000 options to purchase common stock on November 9, 2011. On December 4, 2012 Horst Zerbe received 30,000 options to purchase common stock at an exercise price of $0.60. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 8, 2014 he also received 25,000 options to purchase common stock at an exercise price of $0.53. The options vested over two years, all of which are exercisable within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. On July 28, 2011 Ingrid Zerbe exchanged 573,135 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013 Ingrid Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Ingrid Zerbe sold 86,900 and 163,100 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote the remaining 5,158,221.5 shares of common stock which are currently held in trust on behalf of Ingrid Zerbe. All of the 5,231,356.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of common stock resulting from the exercise of 225,000 options to purchase common stock on November 9, 2011.

Horst Zerbe and Ingrid Zerbe are husband and wife.

(3) Mr. Boudreau's beneficial ownership consists of 35,000 common shares resulting from the exercise of stock options at $0.70 on August 19, 2008. On August 6, 2013, 35,000 options to purchase common shares at an exercise price of $0.58 were granted to Mr. Boudreau. The options vested over two years, 25% every six months, all of which are exercisable at the time of this filing. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Boudreau. The options vest over two years, 25% every six months, all of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. In January of 2016, Mr. Boudreau and his wife purchased an aggregate of 65,000 shares of common stock on the open market. On November 28, 2016, Mr. Boudreau exercised 40,000 stock options at an exercise price of $0.54 resulting in the issuance of 40,000 common shares. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing.

(4) Mr. Troup’s beneficial ownership consists of 75,000 options to purchase common shares at an exercise price of $0.52 which were granted on December 3, 2013. The options vested over two years, 25% every six months, all of which are exercisable at the time of this filing. On December 8, 2014, 25,000 options to purchase common stock at an exercise price of $0.53 were granted to Mr. Troup. The options vest over two years, 25% every six months, all of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Troup. The options vested immediately and are exercisable at the time of this filing. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Troup. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Troup. The options vested immediately and are exercisable at the time of this filing.

(5) Mr. Melchers' beneficial ownership consists of 25,000 and 20,000 shares of common stock which he purchased on the open market on April 14, and July 27, 2011 respectively. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Melchers. The options vest over two years, 25% every six months, all of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing. Mr. Melcher's beneficial ownership includes 75,000 shares of common stock resulting from the exercise of 75,000 options to purchase common stock on May 16, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing.

(6) Mr. Marinucci’s beneficial ownership consists of 50,000 options to purchase common stock at an exercise price of $0.62, granted on April 2, 2015. The options vested immediately and are exercisable at the time of this filing. Mr. Marinucci's beneficial ownership includes 75,000 shares of common stock resulting from the exercise of 75,000 options to purchase common stock on July 31, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Marinucci. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Marinucci. The options vested immediately and are exercisable at the time of this filing.

(7) Mr. Durham’s beneficial ownership consists of 100,000 options to purchase common stock at an exercise price of $0.62, granted April 2, 2015. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. Mr. Durham's beneficial ownership also includes 10,000 and 3,000 shares of common stock which he purchased on the open market on September 21, 2016 and October 7, 2016 respectively.

(8) Mr. Godin’s beneficial ownership consists of 600,000 options to purchase common stock at an exercise price of $0.58, granted July 20, 2015. The options vest over two years, 25% every six months, 450,000 of which are exercisable within 60 days of this filing. In December of 2015, Mr. Godin’s ownership includes an aggregate of 44,500 shares of common stock which he purchased on the open market. On January 20, 2016, Mr. Godin purchased 20,000 shares and on September 14, 2016 another 20,000 shares of common stock on the open market.

(9) Mr. Mayr’s beneficial ownership consists of 75,000 options to purchase common stock at an exercise price of $0.58, granted August 13, 2015. The options vest over two years, 25% every six months, 56,250 of which are exercisable within 60 days of this filing. On January 19, 2016, 50,000 options to purchase common stock at an exercise price of $0.41 were granted to Mr. Mayr. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Mayr. The options vested immediately and are exercisable at the time of this filing.

(10) Ms. Paiement's beneficial ownership consists of 50,000 common stock resulting from the exercise of stock options at $0.41 in November, 2011. Ms. Paiement also received 20,000 options to purchase common stock at an exercise price of $0.51 granted June 13, 2012. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On January 19, 2016, 75,000 options to purchase common stock at an exercise price of $0.41 were granted to Ms. Paiement. The options vest over two years, 25% every six months, 37,500 of which are exercisable within 60 days of this filing.

(11) Dr. Matzen’s beneficial ownership consists of 200,000 options to purchase common stock at an exercise price of $0.73, granted September 15, 2016. The options vest over two years, 25% every six months, 50,000 of which are exercisable within 60 days of this filing.

(12) Mr. Nawacki’s beneficial ownership consists of 75,000 options to purchase common stock at an exercise price of $0.73, granted September 15, 2016. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Nawacki. The options vested immediately and are exercisable at the time of this filing.

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,785,000(1)	$0.54	0(2)
Equity Compensation Plans Not Approved by Security Holders	1,175,000(2)	$0.78	1,938,954(3)
Total	2,960,000	$0.63	1,938,954

(1)	Includes shares of our common stock issuable pursuant to options granted under the 2006 Stock Option Plan.
(2)

On May 9, 2016, the Board adopted the 2016 Stock Option Plan which amended and restated the 2006 Stock Option Plan, which expired in August 2016. As a result of the adoption of the 2016 Stock Option Plan, no additional options will be granted under the 2006 Stock Option Plan and all previously granted options will be governed by the 2016 Stock Option Plan. Due to the nature of the changes made to the 2006 Stock Option Plan it was determined that no stockholder approvals were required by the TSX Venture Exchange.

(3)	Represents the maximum number of shares of our common stock available for grants under the 2016 Stock Option Plan as of December 31, 2016.

2016 Stock Option Plan

The 2016 Stock Option Plan was adopted by the Board in order to make the terms of the Company’s stock option plan more consistent with the requirements of the TSX Venture Exchange and to remove certain provisions which would have enabled the Company to grant incentive stock options in compliance with Section 422 of the Internal Revenue Code. The 2016 Stock Option Plan permits the granting of options to officers, employees, directors and eligible consultants of the Company. A total of 6,361,525 shares of common stock were reserved for issuance under this plan, which includes stock options granted under the previous 2006 Stock Option Plan. Options may be granted under the 2016 Stock Option Plan on terms and at prices as determined by the Board except that the options cannot be granted at less than the market closing price of the common stock on the TSX-V on the date prior to the grant.. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. The 2016 Stock Option Plan provides the Board with more flexibility when setting the vesting schedule for options which was otherwise fixed in the 2006 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviewed and discussed the information contained in the 2016 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2016 first, second and third quarters’ Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal 2016 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2016;
•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, and SEC rule 2-07; and
•	received and reviewed the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526, and has discussed with the independent accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC.

Respectfully submitted,

Bernd J. Melchers (Chairman)
John Marinucci

Members of the Audit Committee

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee of the Board has engaged Richter LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. Richter, LLP was engaged as the Company's independent auditors on June 15, 2006, following the acquisition of our IntelGenx Corp. subsidiary. Richter, LLP audited the Company’s financial statements for the fiscal years ending December 31, 2006 to December 31, 2016.

Audit Fees

The following table sets forth, for each of the years indicated, the fees billed by our independent public accountants, Richter, LLP, for the fiscal years ended December 31, 2016 and 2015, and includes fees billed to our Canadian subsidiary, as well as fees for all necessary financial reviews in connection with our regulatory filings and the IntelGenx acquisition.

Audit and Non-Audit Fees

	2016	2015
Audit Fees (1)	$75,704	69,597
Audit-Related Fees (2)	$1,132	6,570
Tax Fees (3)	$15,842	4,106
All Other Fees	$0	5,338
Total	$92,678	85,611

(1) Audit fees are fees for services provided in connection with the audits of the Company's annual financial statements and quarterly reviews of interim quarterly financial statements, as well as audit provided in connection with other statutory and regulatory filings.

(2) Audit-related fees are aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported as Audit fees.

(3) Tax fees are aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Our auditors will be available at the annual meeting to respond to appropriate questions. If our auditors indicated a desire to make a statement at our annual meeting, they would be permitted to do so.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RICHTER LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Section 14A of the United States Securities Exchange Act of 1934, as amended, requires that the Company include in this Proxy Statement for the Meeting a non-binding, advisory stockholder vote to approve the compensation of the Company’s executive officer’s as described in the above under “Directors and Executive Officer’s” and “Executive Compensation” set forth in the Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The next advisory vote shall occur next year.

Accordingly, the following resolution is submitted for stockholder vote at the Meeting:

RESOLVED, that the stockholders of IntelGenx Technologies Corp. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held May 9, 2017, pursuant to Item 402 of Regulation S-K for smaller reporting companies is hereby approved.

As an advisory vote, this proposal is not binding on the Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL #3.

PROPOSAL 4

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

General

The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.00001 per share. On March 8, 2017, the Board unanimously adopted a resolution approving, subject to the approval of our stockholders, an amendment to paragraph Four of the Certificate of Incorporation, as amended (the "Amendment"), to increase the total number of shares of common stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares.

The Board believes that increasing the authorized share capital is in the best interest of the Company and its stockholders and unanimously recommends that shareholders of the Company approve the Amendment of the Certificate of Incorporation to increase the Company's authorized common stock from 100,000,000 shares to 200,000,000 shares.

Text of the Proposed Amendment

We propose to amend the existing language of paragraph Fourth of the Certificate of Incorporation, as amended, as follows:

"Fourth. The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $.00001. The second class of stock shall be "blank check" preferred stock, par value $.00001. The "blank check" preferred stock, or any series thereof, shall have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation, provided that the matter in which such facts shall operate upon such voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock which is the Corporation is authorized to issue is as follows:

Class	Par ValueAuthorized Shares

Common stock	$0.00001	200,000,000
Preferred stock	$0.00001	20,000,000

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock, to the extent the additional common stock is ultimately issued. The proposed Amendment will not affect the number of shares of preferred stock authorized.

If the Amendment is approved by the stockholders at the Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the Amendment. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in Appendix A to this Proxy Statement. However, the text of the Certificate of Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed amendment of the Company's Certificate of Incorporation. In addition, by voting in favor of the Amendment, you are also expressly authorizing our Board to delay (until December 31, 2017) or abandon the Amendment to increase the number of shares of our common stock that we are authorized to issue from 100,000,000 to 200,000,000 shares if it determines, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Rationale for the Amendment

As of March 15, 2017, 65,422,021 shares of our common stock are issued and outstanding. In addition, 2,960,000 shares of common stock are reserved for issuance upon exercise of outstanding stock options under the Company’s Stock Option Plan, approximately 1,938,954 are reserved for future awards under our 2016 Stock Option Plan and 5,614,358 shares of common stock are reserved for the potential exercise of outstanding warrants. That leaves approximately 24,064,667 shares, or 24.1% of the currently authorized share amount, available for future use. As a result, the Company may not have a sufficient number of authorized shares available for issuance for future capital raising activities, mergers and acquisitions, and other corporate purposes.

The Board believes that the additional authorized shares of common stock will provide us with the necessary flexibility to utilize shares for various corporate purposes that may be identified in the future which are expected to enhance stockholder value. These corporate purposes may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under the stock plan, and other types of general corporate purpose transactions. We believe that it is important to have the flexibility to issue shares of common stock beyond the limited amount remaining. Failure to implement the proposed Amendment could, in effect, prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. Rather, the proposed amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the proposed amendment to the Certificate of Incorporation to provide greater flexibility to the Board in considering and planning for our potential future corporate needs. However, the availability of additional authorized shares for issuance may have effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company. Furthermore, the submission of this proposal is not part of any plan by the Company's Board or management to engage in any transaction which would require the approval of this proposed increase. There are no plans or arrangements to use the additional authorized shares other than as disclosed in this Proxy Statement.

Neither Delaware law, the Certificate of Incorporation, nor the Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the proposals in this Proxy Statement. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Shareholder Vote Required

Approval of the Amendment to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares requires the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote thereon. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting, such shares are considered present at the Meeting for purposes of the Amendment, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL #4.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail or electronically.

SHAREHOLDER PROPOSALS

Any shareholder proposals to be considered for inclusion in our proxy materials for the 2018 annual meeting of shareholders must be received at our principle executive office at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada no later than November 10, 2017. In connection with any matter to be proposed by a shareholder at the 2018 annual meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 9, 2018.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE VOTE BY INTERNET OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS,

Dr. Horst G. Zerbe, Chairman

INTELGENX TECHNOLOGIES CORP.
Annual Meeting of Shareholders
May 9, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Dr. Horst G. Zerbe as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of INTELGENX TECHNOLOGIES CORP. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on 5/09/2017 at the offices of McCarthy Tetrault LLP, Montreal, Quebec, Canada and any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

1. To elect directors to serve until the next Annual Meeting of Shareholders or, in case until their successors have been duly elected and qualified.

	FOR	WITHHOLD		FOR	WITHHOLD

01. Horst G. Zerbe, Ph.D.	[ ]	[ ]	05. John Marinucci	[ ]	[ ]

02. J. Bernard Boudreau	[ ]	[ ]	06. Clemens Mayr	[ ]	[ ]

03. John (Ian) Troup	[ ]	[ ]	07. Mark Nawacki	[ ]	[ ]

04. Bernd J. Melchers	[ ]	[ ]

2. To ratify the selection of Richter LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. Advisory vote on executive compensation.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock that we are authorized to issue from 100,000,000 to 200,000,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature ____________________________________________

Signature (Co-owner) __________________________________

Dated: ____________________, 2017

[ ]	Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT
Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

Login to www.pstvote.com/intelgenx2017

Enter your control number (12 digit number located below)

Via Mail:

Philadelphia Stock Transfer, Inc.
2320 Haverford Rd., Suite 230
Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on May 8, 2017.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTELGENX TECHNOLOGIES CORP.
A Delaware Corporation

Under Section 242 of the
General Corporation Law

INTELGENX TECHNOLOGIES CORP. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”); and

The undersigned, Horst Zerbe, being the President of the Corporation hereby certifies that:

1)	He is the duly elected President of the Corporation

2)	The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on July 27, 1999.

3)	A Certificate of Amendment of Certificate of Incorporation was originally filed with the Secretary of State of Delaware on August 11, 2006.

4)	A second Certificate of Amendment of Certificate of Incorporation was originally filed with the Secretary of State of Delaware on May 10, 2007.

5)

The Certificate of Incorporation of the Corporation is hereby amended to increase the number of authorized shares of common stock from One Hundred Million (100,000,000) to Two Hundred Million (200,000,000) with a par value of $.00001 per share.

6)	To effect such Amendment, the Fourth paragraph of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

Fourth. The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.00001. The second class of stock shall be "blank check" preferred stock, par value $0.00001. The "blank check" preferred stock, or any series thereof, shall have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board or directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation, provided that the matter in which such facts shall operate upon such voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

A-1

The total number of shares of stock which is the Corporation is authorized to issue is as follows:

		Authorized
Class	Par Value	Shares

Common stock	$0.00001	200,000,000
Preferred stock	$0.00001	20,000,000

7)

The foregoing Amendment of the Certificate of Incorporation was authorized by the unanimous written consent of all the directors of the Corporation and by the majority stockholders entitled to vote thereon, in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ____, day of ___________, 2017.

INTELGENX TECHNOLOGIES CORP.

By: ____________________________
Name: Horst Zerbe
Title: President

A-2